Exhibit (3)(a)

MICHIGAN DEPARTMENT OF COMMERCE – CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	Date Received

EFFECTIVE DATE:

CORPORATION IDENTIFICATION NUMBER  5 0 1 - 2 9 7

ARTICLES OF INCORPORATION

For use by Domestic Profit Corporations
(Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following Articles:

Article I

The name of the corporation is:       DEARBORN FINANCIAL CORPORATION

Article II

The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under Business Corporation Act of Michigan.

Article III

The total authorized shares

1.	Common Shares 1,000,000

Preferred Shares None

2.	A statement of all or any of the relative rights, preferences and limitations of the shares of each class is a follows: Each share shall have equal rights, preferences and limitations.

Article IV

The total authorized shares:

1.	The address of the registered office is:

23498 Michigan Avenue	Dearborn	, Michigan	48124

(Street Address)	(City)		(Zip Code)

2.	The mailing address of the registered office if different from the registered office address:

Same		, Michigan

(P.O. Box)	(City)		(Zip Code)

2.	The name of the resident agent at the registered office is: Donald G. Karcher

Article V

The name(s) and address(es) of the incorporator(s) is (are) as follow:

Name	Residence or Business Address
John E. Demmer	24940 Ward, Dearborn MI 48124
Richard Nordstrom	701 Meadowlane Rd., Dearborn MI 48124
Donald G. Karcher	30435 Oakview Way, Bingham Farms MI 48025
Margaret A. Campbell	961 S. Highland Rd., Dearborn MI 48124
Laurence J. Zuckerman	101 Greenside, Ypsilanti MI 48197
Hugh M. Archer	22210 Morley, Dearborn MI 48124
Jeffrey G. Longstreth	22544 Alexandrine, Dearborn MI 48124
Bradley F. Keller	17815 Myron, Livonia MI 48152
Donald F. Kosch	9 West Lane, Dearborn, MI 48124
Wilber M. Brucker Jr.	253 Touraine, Grosse Pointe Farms MI 48236

Article VI (Optional. Delete if not applicable)

When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

Article VII (Optional. Delete if not applicable)

Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were presented and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents signed by a sufficient number of shareholders to take the action are delivered to the corporation. Delivery shall be to the corporation’s registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writings.

Use space below for additional Article or for the continuation of previous Articles. Please identify and Article being continued or added. Attach additional pages if needed.

Attached hereto and made a part hereof are Articles VIII-XII inclusive which are added to the previous Articles stated.

I, (We), the incorporator(s) sign my (our) name(s) this 23 day of September, 1992.

/s/ John E. Demmer	/s/ Hugh M. Archer

John E. Demmer	Hugh M. Archer

/s/ Richard Nordstrom	/s/ Jeffrey G. Longstreth

Richard Nordstrom	Jeffrey G. Longstreth

/s/ Donald G. Karcher	/s/ Bradley F. Keller

Donald G. Karcher	Bradley F. Keller

/s/ Margaret A. Campbell	/s/ Donald F. Kosch

Margaret A. Campbell	Donald F. Kosch

/s/ Lawrence J. Zuckerman	/s/ Wilber M. Brucker Jr.

Lawrence J. Zuckerman	Wilber M. Brucker Jr.

ARTICLE VIII

     No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for a breach of fiduciary duty as a director. However, this Article VIII shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act, as amended from time to time. No amendment, alteration, modification, repeal or adoption of any provision in these Articles of Incorporation inconsistent with this Article VIII shall have any effect to increase the liability of any director of the Corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification, repeal or adoption.

ARTICLE IX

     Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the director or officer was serving at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service, whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings arising from acts or omission occurring after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, personal representatives and administrators of the directors, officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader than or otherwise different from those set forth in, or provided pursuant to, or in accordance with, this Article. Any amendment, alteration modification, repeal or adoption of any provision in the Articles of Incorporation inconsistent with this Article IX shall not adversely affect any indemnification right or protection of a director or officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.

ARTICLE X

     Section 1. Authority and Size of Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

A.	At least sixty six and two-thirds percent (66 2/3%) of the Board of Directors, and

B.	A majority of the Continuing Directors (as hereinafter defined).

     Section 2. Classification of Board and Filling of Vacancies. Subject to applicable law, the directors shall be divided into three (3) classes each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the annual meeting of shareholders to be held in 1993 and until their respective successors are duly elected and qualified, or until their resignation or removal. The term of office of directors of the second class shall expire at the annual meeting of shareholders to be held in 1994 and until their respective successors are duly elected and qualified, or until their resignation or removal. The term of office of directors of the third class shall expire at the annual meeting of shareholders to be held in 1995 and until their respective successors are duly elected and qualified, or until their resignation or removal. Subject to the foregoing, at each annual meeting of shareholders, commencing at the annual meeting to be held in 1993, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified, or until their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and a sixty six and two-thirds percent (66 2/3%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or until his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 3. Removal of Directors. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors and at least sixty six and two-thirds percent (66 2/3%) of the Board of Directors, or (ii) the affirmative vote at a meeting of the shareholders called for that purpose, of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class.

     Section 4. Certain Definitions. For the purposes of this Article X:

     A. A “person” shall mean any individual, firm, corporation or other entity.

     B. “Interested Shareholder” shall mean any person, other than the corporation, any Subsidiary, any Incorporator of the Corporation, or any shareholder of the Corporation prior to October 15, 1992 who or which:

     (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

     (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

     (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. A person shall be a “beneficial owner” of any Voting Stock:

     (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date these Articles of Incorporation are filed with the Corporation Division of the Michigan Department of Commerce.

     F. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

     G. “Continuing Director” means each member of the first Board of Directors of the Corporation (the “Board”) and any member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     Section 5. Power of Continuing Directors. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person, and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article X.

     Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Article of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of incorporation or the Bylaws of the Corporation), the affirmative vote of the holders Of sixty six and two-thirds percent (66 2/3%) or more of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article X of these Articles of Incorporation; provided, however, that the preceding provisions of this Section 6 shall not be applicable to any amendment of this Article X of these Articles of Incorporation, and such amendment shall require only such. affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if such amendment shall have been approved by a majority of the Continuing Directors.

ARTICLE XI

BOARD EVALUATION OF CERTAIN OFFERS

     Section 1. Matters to be Evaluated. The Board of Directors of this Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation’s stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this Corporation and its business; (ii) the potential social and economic impact of the offer and its consummation on this Corporation, its employees, customers and vendors; and (iii) the potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

     Section 2. Amendment, Repeal, etc. Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of-sixty six and two-thirds percent (66 2/3%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be requited to amend, repeal or adopt any provision inconsistent with this Article XI; provided, however, that this Article XI shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by a least sixty six and two-thirds percent (66 2/3%) of all directors then holding office.

ARTICLE XII

APPROVAL OF BUSINESS COMBINATIONS

     The shareholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article XII.

     Section 1. Higher Vote for Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 3 of this Article XII:

     A. Any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

     B. Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12-month period) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate Fair Market Value as of the end of the Corporation’s most recently ended fiscal quarter, or ten percent (10%) or more of its net worth; or

     C. The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary (or any securities convertible into equity securities of the Corporation or any subsidiary) to any Interested Shareholder or any Affiliate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of five percent (5%) or more of the total market value of the outstanding shares of the Corporation; or

     D. The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder, or in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder; or

     E. Any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall-require the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) voting together as a single class, including the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Voting Stock not owned directly or indirectly by any Interested Shareholder or an Affiliate or Associate of the Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in any other Article of these Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

     Section 2. Definition of “Business Combination”. The term “Business Combination” as used in this Article XII shall mean any transaction which is referred to in any one or more of paragraphs A through E of Section 1.

     Section 3. When Higher Vote Is Not Required. The provisions of Section 1 of this Article XII shall not be applicable to any particular Business Combination, and such Business combination shall require only such affirmative vote as is required by law and any other provision of these Articles of Incorporation, if in the case of a Business Combination that does not involve any cash or other consideration being received by the Shareholders of the Corporation solely, in their capacities as Shareholders, the condition specified in the following paragraph A is met, or if in the case of any other Business Combination, the conditions specified in either of the following paragraphs A or B are met:

     A. Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

     B. Price and Procedure Requirements. All of the following shall have been met:

     (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the “Consummation Date”) of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to ‘the higher of the following (it being intended that the requirements of this paragraph B(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock):

     (a) the highest per share price (including an brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Shareholder,, whichever is higher, plus Interest compounded annually from the date on which the interested Shareholder became an Interested Shareholder through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in Now York City selected by a majority of the continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Interested Shareholder became an interested Shareholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

     (b) the Fair Market Value per share of Common Stock on the Announcement date or the Determination Date (as hereinafter defined), whichever is higher.

     (ii) The consideration to be received by holders of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of Voting Stock. if the Interested Shareholder has paid for shares of Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of Voting Stock previously acquired by it.

     (iii) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split) recapitalization, reorganization or any similar Transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (b) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

     (iv) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

     (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all Shareholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

     (vi) There shall have elapsed five (5) years from the Determination Date to the Consummation Date.

     Section 4. Certain Definitions. For the purpose of this Article XII:

     A. A “person” shall mean any individual, firm, corporation or other entity.

     B. “Interested shareholder” shall mean any person, other than the corporation, any Subsidiary, the Incorporator of the corporation, or any shareholder of the Corporation prior to October 15, 1992, who or which:

     (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

     (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner,

directly or indirectly, of ton percent (10%) or more of the voting power of the then outstanding voting Stock; or

     (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were. at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     C. A person shall be a “beneficial owner” of any Voting Stock:

     (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any or its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring; holding, voting or disposing of any shares of voting Stock.

     D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4 the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement, or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.

     E. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation with the Corporation Division of the Michigan Department of Commerce.

     F. “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or-indirectly, by the corporation.

     G. “Continuing Director” means any member of the Board of Directors of the Corporation (the “Board”) who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     H. “Fair Market Value” means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the continuing Directors in good faith.

     I. In the event of any Business combination in which the Corporation survives, the phrase “consideration other than cash to be received as used in paragraph B(i) of Section 3 of this Article XII shall include the shares of Common Stock retained by the holders of such shares.

     J. “Determination Date” shall mean the date on which the Interested Shareholder first became an Interested Shareholder.

     Section 5. Powers of Continuing Directors. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article XII, including without limitation (A) whether a person is an Interested Shareholder, (B) the number of shares of Voting Stock beneficially owned by any person (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, (E) whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value of 10% or more of the Corporation’s net worth, and (F) whether the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of 5% or more of the total Fair Market Value of the outstanding shares of the Corporation; and the good faith determination of a majority of the continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article XII.

     Section 6. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article XII shall be construed to relieve the Board of Directors or any Interested Shareholder from any fiduciary obligation imposed by law.

     Section 7. Application of Chapter 7A of Michigan Business Corporation Act. The Corporation shall not be governed by Chapter 7A of Act No. 284 of the Public Acts of 1972, as amended, of the State of Michigan, unless the Board of Directors, by a majority vote of the Continuing Directors, elects to have the Corporation governed by such Chapter 7A.

     Section 8. Amendment. Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of sixty six and two-thirds percent (66 2/3%) or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock not owned directly or indirectly by any Interested Shareholder, shall be required to amend, repeal, or adopt any provisions inconsistent with this Article XII of these Articles of Incorporation; provided, however that the preceding provisions of this Section 8 shall not be applicable to any amendment to this Article XII of these Articles of Incorporation, and such amendment shall require only such affirmative vote as is required by law and any other provisions of these Articles of Incorporation, if such amendment shall have been approved by a majority of the Continuing Directors.

DOCUMENT WILL BE RETURNED TO NAME AND MAILING	Name of person or organization
ADDRESS INDICATED IN THE BOX BELOW.Include name,	remitting fees:
street and number (or P.O. box), city, state and ZIP code.	Riley and Roumell

Wilber M. Brucker Jr. Riley and Roumell 7th Floor, Ford Building Detroit MI 48226	Preparer’s name and business Telephone number: Wilber M. Brucker Jr. (313) 962-8255

MICHIGAN DEPARTMENT OF COMMERCE – CORPORATION AND SECURITIES BUREAU

(FOR BUREAU USE ONLY)	FILED Oct 27 1992	Date Received Oct 21 1992
Administrator
MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations
(Please read information and instructions on last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:

2.	The corporation identification number (CID) assigned by the Bureau is: 501-297

3.	The location of its registered office is:

23498 Michigan Avenue,	Dearborn	, Michigan	48124

(Street Address)	(City)		(ZIP Code)

4.	Article 1 of the Articles of Incorporation is hereby amended to read as follows: The name of the corporation is Dearborn Bancorp, Inc.

COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b)

a.
☐ The foregoing amendment to the Articles of incorporation was duly adopted on the    day of    ,    , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this —— day of —,—

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

b.	☐ The foregoing amendment to the Articles of incorporation was duly adopted on the 19th day of October, 1992. The amendment: (check one of the following)

☐ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholder if profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstick directorship basis. The necessary votes were cast in favor of the amendment.

☐ was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

☐ was duly adopted by the written consent of all the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, and Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐ was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act is a nonprofit corporation, and Section 407(2) of the Act if a profit corporation.

Signed this 19th day of October, 1992

By /s/ John E. Demmer

(Only signature of President, Vice-President,Chairperson and
Vice-Chairperson)

JOHN E. DEMMER Chairperson

(Type or Print Name) (Type or Title)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING	Name of person or organization
ADDRESS INDICATED IN THE BOX BELOW. Include name,	remitting fees:
street and number (or P.O. box), city, state and ZIP code.	John E. Demmer, Agent

Wilber :M. Brucker, Jr. 253 Touraine Road	Preparer’s name and business Telephone number:
Grosse Pointe Farms, MI 48236	Wilber M. Brucker, Jr.
(313) 885-6862

C&S 515 (Rev. 5/95)	9788#7993 0612 DRG&FI $3012.50

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

Date Received	(FOR BUREAU USE ONLY)

JUN 11 1997
FILED
ADJUSTED PURSUANT TO
TELEPHONE AUTHORIZATION	JUN 11 1997

Name
Verne C. Hampton II	Administrator
MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
Address	CORPORATION, SECURITIES &
LAND DEVELOPMENT BUREAU
500 Woodward Avenue, Suite 4000	EFFECTIVE DATE:

City	State	Zip Code

Detroit	MI	48226

Document will be returned to the name and address you enter above

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The Present name of the corporation is Dearborn Bancorp, Inc

2.	The identification number assigned by the Bureau is: 501-297

3.	The location of the registered office is:

2290 Michigan Avenue, Dearborn
P.O. Box 2247, Michigan 48123-2247

4.	Article III 1. of the Articles of Incorporation is hereby amended to read as follows:

The total authorized shares:
    1. Common Shares:  3,000,000
Preferred Shares:  None

5.	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS
OR
TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.

a.
/ / The foregoing amendment to the Articles of Incorporation was duly adopted on the    day of    , 19   , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this __________________ day of _________________, 19 __________.

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

b.	/X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 20th day of May, 1997. The amendment: (check one of the following)

/X/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

/ / was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

/ / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consent in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

/ / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

Signed this 20th day of May , 1997

By /s/ Michael J. Ross

(Only Signature of President, Vice-President, Chairperson, or Vice-Chairperson)

Michael J. Ross Vice-President

(Type or Print Name) (Type or Print Title)

C&S 515 (8/96)

MICHIGAN DEPARTMENT OF CONSUMER AND INDUSTRY SERVICES - CORPORATION, SECURITIES & LAND DEVELOPMENT BUREAU
Date Received			(FOR BUREAU USE ONLY)

Name
Verne C. Hampton II			EFFECTIVE DATE:
Address
500 Woodward Avenue, Suite 4000
City	State	Zip
Detroit	MI	48226

Document will be returned to the name and address you enter above.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: Dearborn Bancorp, Inc.

2.	The identification number assigned by the Bureau is: 501-297

3.	The location of its registered office is:

	23498 Michigan Avenue, Dearborn			MICHIGAN	48124
,
	(Street Address)	(City)			(ZIP Code)

4.	Article III 1. of the Articles of Incorporation is hereby amended to read as follows:
*

The total authorized shares:

	1.	Common Shares: 5,000,000
Preferred Shares: None

5. (For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation were duly adopted on the *                    day of *                                      , 19*                   , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this *                   day of *                                                          , 19*

(Signature)	(Signature)

*	*
(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

*	*
(Type or Print Name)	(Type or Print Name)

6. For profit corporations, and for nonprofit corporations whose articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on 19 day of May, 1998, by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

X	at a meeting. The necessary votes were cast in favor of the amendment.

*	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

Signed this 27th day of August, 1998

By:	/s/ Michael J. Ross

(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Michael J. Ross, President

(Type or Print Name and Title)

7. (For a nonprofit corporation whose articles state the corporation is organized on a directorship basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the *                    day of *                                      , 19*                    , by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)

*	at a meeting. The necessary votes were cast in favor of the amendment.

*	by written consent of all directors pursuant to Section 525 of the Act.

Signed this *                    day of *                                       , 19 *

By

(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

*
(Type or Print Name)

C&S 515
	Name of Person or Organization Remitting Fees:	Preparer’s Name and Business Telephone Number:

	Dearborn Bancorp, Inc.	Verne C. Hampton II

	*	(313) 223-3546

INFORMATION AND INSTRUCTIONS

1.	The amendment cannot be filed until this form, or a comparable document, is submitted.

2.	Submit one original of this document. Upon filing, the document will be added to the records of the Corporation, Securities and Land Development Bureau. The original will be returned to the address appearing in the box on front as evidence of filing.

Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This document is to be used pursuant to the provisions of section 631 of the Act for the purpose of amending the articles of incorporation of a domestic profit or nonprofit corporation. Do not use this form for restated articles. A nonprofit corporation is one incorporated to carry out any lawful purpose or purposes not involving pecuniary profit or gain for its directors, officers, shareholders, or members.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	Item 4 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

7.	If the amendment is adopted before the first meeting of the board of directors, Item 5 must be completed and signed in ink by at least a majority of the incorporators listed in Article V of the Articles of Incorporation if a profit corporation, and all the incorporators if a nonprofit corporation. If the amendment is otherwise adopted, Item 6 or 7 must be completed and signed in ink by the president, vice-president, chairperson or vice-chairperson of the corporation.

FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.

8.	NON-REFUNDABLE FEE	$10.00
	TOTAL MINIMUM FEE	$10.00
	ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
	each additional 20,000 authorized shares or portion thereof	$30.00
	maximum fee for first 10,000,000 authorized shares	$5,000.00
	each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares	$30.00
	maximum fee per filing for authorized shares in excess of 10,000,000 shares	$200,000.00

9.	Mail form and fee to:	The office is located at:

	Michigan Department of Consumer & Industry Services	6546 Mercantile Way
	Corporation, Securities & Land Development Bureau	Lansing, MI 48910
Corporation Division
	P.O. Box 30054	Telephone: (517) 334-6302
Lansing, Michigan 48909-7554

DETROIT 24015-1 368904

BCS/CD-515 (Rev. 12/03)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

	This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name
Verne C. Hampton II
Address
500 Woodward, Suite 4000
City	State	Zip Code
Detroit	MI	48226	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is: Dearborn Bancorp, Inc.

2.	The identification number assigned by the Bureau is:	501-297

3.	Article III of the Articles of Incorporation is hereby amended to read as follows:
The total authorized shares:

Common Shares - 10,000,000

BCS/CD-515 (Rev. 12/03)

COMPLETE ONLY ONE OF THE FOLLOWING:

4.	(For amendments adopted by unanimous consent of incorporators before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this                     day of                                       ,                   .

(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)
(Signature)	(Signature)
(Type or Print Name)	(Type or Print Name)

5.	(For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the 18th day of May, 2004 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation (check one of the following)

☒	at a meeting the necessary votes were cast in favor of the amendment.

☐	by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders or members who have not consented in writing has been given. Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

☐	by written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐	by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐	by the board of a profit corporation pursuant to section 611(2).

Profit Corporations and Professional Service Corporations	Nonprofit Corporations

Signed this 18th day of May, 2004	Signed this day of ,

By /s/ Jeffrey L. Karafa (Signature of an authorized officer or agent)	By (Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Jeffrey L. Karafa

(Type or Print Name)	(Type or Print Name)

BCS/CD-515 (Rev. 12/03)

6.	(For a nonprofit corporation whose Articles state the corporation is organized on a directorship basis.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the day of , by the directors of a nonprofit corporation whose articles of incorporation state it is organized on a directorship basis (check one of the following)

☐	at a meeting the necessary votes were cast in favor of the amendment.

☐	by written consent of all directors pursuant to Section 525 of the Act.

Signed this _______ day of ,
By
(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

(Type or Print Name)	(Type or Print Title)

BCS/CD-515 (Rev. 12/03)

Name of person or organization remitting fees:	Preparer’s name and business telephone number:

Dearborn Banking, Inc.	Verne C. Hampton II

(313) 223-3500

INFORMATION AND INSTRUCTIONS

1.	This form may be used to draft your Certificate of Amendment to the Articles of Incorporation. A document required or permitted to be filed under the act cannot be filed unless it contains the minimum information required by the act. The format provided contains only the minimal information required to make the document fileable and may not meet your needs. This is a legal document and agency staff cannot provide legal advice.

2.	Submit one original of this document. Upon filing, the document will be added to the records of the Bureau of Commercial Services. The original will be returned to your registered office address, unless you enter a different address in the box on the front of this document.

Since this document will be maintained on electronic format, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3.	This Certificate is to be used pursuant to the provisions of section 631 of Act 284, P.A. of 1972 or Act 162, P.A. of 1982, for the purpose of amending the Articles of Incorporation of a domestic profit corporation or nonprofit corporation. Do not use this form for restated articles.

4.	Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5.	Item 3 - The article(s) being amended must be set forth in its entirety. However, if the article being amended is divided into separately identifiable sections, only the sections being amended need be included.

6.	For nonprofit charitable corporations, if an amendment changes the term of existence to other than perpetual, Attorney General Consent should be obtained at the time of dissolution. Contact Michigan Attorney General, Consumer Protection and Charitable Trusts Division at (517) 373-1152.

7.	This document is effective on the date endorsed “filed” by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8.	Signatures:

Profit Corporations: (Complete either Item 4 or Item 5)
1) Item 4 must be signed by at least a majority of the Incorporators listed in the Articles of Incorporation.
2) Item 5 must be signed by an authorized officer or agent of the corporation.

Nonprofit Corporations: (Complete either Item 4, Item 5 or Item 6)
1) Item 4 must be signed by all of the incorporators listed in the Articles of Incorporation.
2) Item 5 or 6 must be signed by either the president, vice-president, chairperson or vice-chairperson.

9.	NONREFUNDABLE FEE: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order	$10.00
	ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES OF PROFIT CORPORATIONS ARE:
	each additional 20,000 authorized shares or portion thereof	$30.00
	maximum fee per filing for first 10,000,000 authorized shares	$5,000.00
	each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares	$30.00
	maximum fee per filing for authorized shares in excess of 10,000,000 shares	$200,000.00

To submit by mail:	To submit in person:
Michigan Department of Labor & Economic Growth	2501 Woodlake Circle
Bureau of Commercial Services - Corporation Division	Okemos, MI
7150 Harris Drive	Telephone: (517) 241-6470
P.O. Box 30054
Lansing, Michigan 48909	Fees may be paid by VISA or Mastercard when delivered in person to our office.

MICH-ELF (Michigan Electronic Filing System):
First time users: Call (517) 241-6420, or visit our website at http://www.michigan.gov/corporations
Customer with MICH-ELF Filer Account: Send document to (517) 241-9845

The Department of Labor & Economic Growth will not discriminate against any individual or group because of race sex, religion, age, national origin, color, marital status, disability or political beliefs. If you need help with reading, writing, hearing, etc., under the Americans with Disabilities Act, you may make your needs known to this agency.